Exhibit 99.1

Joe Diaz	Beth Kaplan
Investor Relations, Lytham Partners	Public Relations Director, Accuray
+1 (602) 889-9700	+1 (408) 789-4426
diaz@lythampartners.com	bkaplan@accuray.com

Accuray Reports Fourth Quarter and Fiscal 2020 Financial Results

SUNNYVALE, Calif., August 13, 2020 — Accuray Incorporated (NASDAQ: ARAY) today reported financial results for the fourth quarter and fiscal year ended June 30, 2020.

Q4 Fiscal 2020 and Recent Operating Highlights

•	Gross orders of $94.3 million, including 8 orders from China
•	Net revenue of $95.0 million, net loss of $0.8 million, Adjusted EBITDA of $9.3 million
•	Generated $19.2 million of operating cash flow and ended the quarter with $108.6 million of cash and short-term restricted cash
•	Shipped nine Synchrony upgrades

Fiscal Year 2020 Highlights

•	Gross orders increased 10 percent to $377.3 million versus prior fiscal year
•	Ending backlog of $602.7 million, an increase of 22 percent from June 30, 2019
•	Robust demand for Synchrony on Radixact: 56 global orders and 16 total shipments since commercial release
•	Net revenue of $382.9 million, net income of $3.2 million, Adjusted EBITDA grew to $26.8 million from $23.7 million in prior fiscal year
•	GAAP operating income grew to $11.9 million from $0.6 million in prior fiscal year

“Despite the circumstances and the uncertainties associated with the COVID-19 pandemic, we finished fiscal 2020 with a solid performance and grew our gross orders by 10 percent year over year,” said Josh Levine, president and chief executive officer of Accuray. “I am proud of the team's execution during the quarter, especially given the challenging operating environment created by the pandemic. We saw strong operating cash flow generation during the quarter and exited the quarter with $108.6 million of cash and short-term restricted cash as we continue to focus on operating efficiencies and working capital management.  We believe that our operational focus, joint venture strategy in China, and continued investments in our value creating R&D pipeline projects, positions Accuray strongly for the future.”

Q4 Fiscal 2020 Financial Highlights

Gross product orders totaled $94.3 million for the fourth quarter of fiscal 2020 compared to $97.2 million for the prior fiscal year fourth quarter. Ending order backlog was $602.7 million, approximately 22 percent higher than at the end of the prior fiscal year.

Total revenue was $95.0 million for the fourth quarter of fiscal 2020 compared to $117.4 million for the prior fiscal year fourth quarter. Product revenue totaled $40.4 million compared to $60.6 million for the prior fiscal year fourth quarter, while service revenue totaled $54.6 million compared to $56.8 million for the prior fiscal year fourth quarter.

Total gross profit for the fourth quarter of fiscal 2020 was $39.9 million or approximately 42.0 percent of sales, comprised of product gross margin of 45.0 percent and service gross margin of 39.8 percent. This compares to total gross profit of $45.9 million or 39.1 percent of sales, comprised of product gross margin of 40.7 percent and service gross margin of 37.4 percent for the prior fiscal year fourth quarter.

Net loss was $0.8 million, or $0.01 per share, for the fourth quarter of fiscal 2020, compared to a net loss of $1.4 million, or $0.02 per share, for the prior fiscal year fourth quarter.

Adjusted EBITDA for the fourth quarter of fiscal 2020 was $9.3 million, compared to $8.9 million for the prior fiscal year fourth quarter.

Cash, cash equivalents, and short-term restricted cash were $108.6 million as of June 30, 2020, an increase of $17.0 million from March 31, 2020.

Fiscal Year 2020 Highlights

For the fiscal year ended June 30, 2020, gross product orders totaled $377.3 million, representing growth of 10.2 percent compared to the prior fiscal year period.

Total revenue was $382.9 million for the fiscal year ended June 30, 2020 compared to $418.8 million for the prior fiscal year period. Product revenue totaled $167.3 million compared to $196.7 million for the prior fiscal year period, while service revenue totaled $215.6 million compared to $222.1 million for the prior fiscal year period.

Total gross profit for the year ended June 30, 2020 was $149.9 million or 39.1 percent of sales, comprised of product gross margin of 42.7 percent and service gross margin of 36.4 percent. This compares to total gross profit of $162.7 million or 38.8 percent of sales, comprised of product gross margin of 40.7 percent and service gross margin of 37.2 percent for the prior fiscal year period.

Operating expenses were $138.0 million, a decrease of 14.9 percent compared to $162.1 million for the prior fiscal year period.

Net income was $3.2 million, or $0.04 per share, basic, for the fiscal year ended June 30, 2020, compared to a net loss of $16.4 million, or $0.19 per share, basic, for the prior fiscal year period. Net income included a non-cash, special gain of $13.0 million related to the value of the company’s capital contribution to its China joint venture in exchange for the company’s 49% equity interest in the joint venture. This gain was recorded as non-operating, other income in the second quarter of fiscal 2020.

Adjusted EBITDA for the fiscal year ended June 30, 2020 was $26.8 million, compared to $23.7 million for the prior fiscal year period.

Financial Guidance

The impact of the COVID-19 pandemic on Accuray’s fiscal 2021 results remains uncertain. Given the continued evolution of the COVID-19 pandemic and the uncertainty surrounding its impact on the global economy and the healthcare industry, Accuray believes it is prudent to refrain from providing revenue and adjusted EBITDA guidance for fiscal year 2021. The company is carefully monitoring the pandemic and the impact on its business; however, given the uncertainty regarding the pandemic's spread, duration, and impact, the company is currently unable to predict the extent to which the COVID-19 pandemic will impact its future operations and financial results.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the fourth quarter and fiscal 2020 as well as recent corporate developments. Conference call dial-in information is as follows:

•	U.S. callers: (877) 270-2148
•	International callers: (412) 902-6510

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com. There will be a slide presentation accompanying today’s event which can also be accessed on the Company’s Investor Relations page at www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and available for seven days. The replay telephone number is (877) 344-7529 (USA) or (412) 317-0088 (International), Conference ID:10146316. An archived webcast will also be available at Accuray’s website until Accuray announces its results for the first quarter of fiscal 2021.

Use of Non-GAAP Financial Measures

Accuray has supplemented its GAAP net loss with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”).  The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items, including the non-cash, special gain related to Accuray’s capital contribution to the China joint venture, an accounts receivable impairment charge, costs associated with reduction of staff and a non-cash reversal of deferred rent related to a lease termination. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results.  A reconciliation of GAAP net income (loss) (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures.  Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) develops, manufactures and sells radiotherapy systems that are intended to make cancer treatments shorter, safer, personalized and more effective, ultimately enabling patients to live longer, better lives. Our radiation treatment delivery systems in combination with fully-integrated software solutions set the industry standard for precision and cover the full range of radiation therapy and radiosurgery procedures. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release relate, but are not limited, to the company's future results of operations; expectations regarding the effect of the COVID-19 pandemic on the company and the company’s position after the pandemic; the company’s ability to realize the benefits of its operational focus, joint venture strategy in China, and continued investments in R&D pipeline projects; the company’s ability to capitalize on operating efficiencies and working capital management; expectations regarding future sales in China; expectations regarding our Chinese joint venture, including the timing of revenue recognition and the manufacture and shipment of a joint venture manufactured product; expectations regarding the company’s product portfolio, including with respect to the company’s new Synchrony upgrade; expectations regarding the future of radiotherapy treatment; and the company's leadership position in radiation oncology innovation and technologies.  These forward-looking statements involve risks and uncertainties.  If any of these risk or uncertainties materialize, or if any of the company's assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, the effect of the COVID-19 pandemic on the operations of the company and those of its customers and suppliers; the company's ability to achieve widespread market acceptance of its products, including new product and software offerings; the company’s ability to develop new products or enhance existing products to meet customers’ needs and compete favorably in the market, the company’s ability to effectively integrate and execute the joint venture, the company’s ability to realize the expected benefits of the joint venture; the ability of customers in China to obtain Class or B user licenses to purchase radiotherapy systems; risks inherent in international operations, the company's ability to effectively manage its growth, the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC") on May 8, 2020 and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

###

Financial Tables to Follow

 Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2020	2019	2020	2019
Gross Orders	$94,293	$97,166	$377,295	$342,321
Net Orders	74,607	64,364	280,144	218,263
Order Backlog	602,713	495,627	602,713	495,627
Net revenue:
Products	$40,410	$60,646	$167,302	$196,665
Services	54,567	56,771	215,626	222,120
Total net revenue	94,977	117,417	382,928	418,785
Cost of revenue:
Cost of products	22,221	35,956	95,882	116,711
Cost of services	32,860	35,535	137,174	139,423
Total cost of revenue	55,081	71,491	233,056	256,134
Gross profit	39,896	45,926	149,872	162,651
Operating expenses:
Research and development	12,215	16,051	49,784	56,493
Selling and marketing	11,555	14,920	47,254	55,998
General and administrative	11,570	11,697	40,966	49,577
Total operating expenses	35,340	42,668	138,004	162,068
Income from operations	4,556	3,258	11,868	583
Loss on equity investment, net	(371)	—	(149)	—
Other expense, net	(4,746)	(3,794)	(6,700)	(14,927)
Income (loss) before provision for income taxes	(561)	(536)	5,019	(14,344)
Provision for income taxes	262	864	1,863	2,086
Net income (loss)	$(823)	$(1,400)	$3,156	$(16,430)
Net income (loss) per share - basic	$(0.01)	$(0.02)	$0.04	$(0.19)
Net income (loss) per share - diluted	$(0.01)	$(0.02)	$0.03	$(0.19)
Weighted average common shares used in computing income (loss) per share:
Basic	90,748	88,202	89,874	87,465
Diluted	90,748	88,202	90,623	87,465

Accuray Incorporated

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30,	June 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$107,577	$76,798
Restricted cash	997	10,218
Accounts receivable, net	89,599	111,885
Inventories	134,525	120,823
Prepaid expenses and other current assets	21,227	24,205
Deferred cost of revenue	2,712	146
Total current assets	356,637	344,075
Property and equipment, net	15,349	17,122
Investment in joint venture	13,929	—
Goodwill	57,717	57,770
Intangible assets, net	663	679
Operating lease right-of-use assets	28,647	—
Other assets	17,136	18,535
Total assets	$490,078	$438,181
Liabilities and equity
Current liabilities:
Accounts payable	$23,126	$29,562
Accrued compensation	17,963	31,150
Operating lease liabilities, current	8,224	—
Other accrued liabilities	27,180	32,742
Customer advances	22,571	20,395
Deferred revenue	83,207	78,332
Total current liabilities	182,271	192,181
Long-term other liabilities	7,416	9,646
Deferred revenue	24,125	26,639
Operating lease liabilities, non-current	24,173	—
Long-term debt	189,307	159,844
Total liabilities	427,292	388,310
Equity:
Common stock	91	89
Additional paid-in capital	545,741	535,332
Accumulated other comprehensive loss	(662)	(10)
Accumulated deficit	(482,384)	(485,540)
Total equity	62,786	49,871
Total liabilities and equity	$490,078	$438,181

Accuray Incorporated

Reconciliation of GAAP Net Loss to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2020	2019	2020	2019
GAAP net income (loss)	$(823)	$(1,400)	$3,156	$(16,430)
Depreciation and amortization	1,960	2,178	7,526	8,266
Stock-based compensation	2,287	2,822	8,152	10,601
Interest expense, net	4,590	3,973	17,986	15,015
Gain on contribution to equity method investment in joint venture (a)	—	—	(12,965)	—
Impairment charge (b)	—	—	—	3,707
Cost savings initiative (c)	1,058	511	1,058	1,509
Gain on lease termination (d)	—	—	—	(1,007)
Provision for income taxes	262	864	1,863	2,086
Adjusted EBITDA	$9,334	$8,948	$26,776	$23,747

(a) consists of non-cash gain related to the value of the Company’s capital contribution to the China joint venture.

(b) consists of an accounts receivable impairment charge related to one customer in the first quarter of 2019.

(c) consists of costs associated with reduction of staff.

(d) consists of a non-cash reversal of deferred rent related to a facility lease that was terminated.